UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 3, 2003

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

ITEM 5. OTHER EVENTS

On October 3, 2003, Energen Corporation, an Alabama corporation (the "Registrant"), formally established a series of notes captioned 5% Notes due October 1, 2013 under an Officers' Certificate pursuant to Section 301 of that certain Indenture with The Bank of New York, as Trustee, dated September 1, 1996 (the "Indenture"). The aggregate principal amount of notes offered was $50,000,000. The closing of the offering of the Notes took place on October 3, 2003. The Registrant had previously filed a registration statement on Form S-3, registration number 333-43245, with the Securities and Exchange Commission on December 24, 1997 (the "Original Filing"), filed a Post-Effective Amendment No. 1 to the Original Filing on April 24, 2003 (the "Amendment" and, together with the Original Filing, the "Registration Statement"), and filed a final prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, on October 2, 2003 which specified the terms of the Notes. This Current Report on Form 8-K is being filed to incorporate by reference into the Registration Statement the Underwriting Agreement and Officers' Certificate pursuant to Section 301 of the Indenture. Copies of the Underwriting Agreement, Officers' Certificate and Form of Note are attached as exhibits to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
  Exhibits

1     Underwriting Agreement dated September 30, 2003, between Energen Corporation as issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representive of the underwriters named therein.

4 Officers' Certificate Pursuant to Section 301 of the Indenture - 5% Notes due October 1, 2013 with attached Form of Note.

99     Press Release dated October 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

October 3, 2003	By /s/ G. C. Ketcham

G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

1		Underwriting Agreement dated September 30, 2003, among Energen Corporation as issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representive of the underwriters named therein.

4		Officers' Certificate Pursuant to Section 301 of the Indenture - 5% Notes due October 1, 2013 with attached Form of Note.

99	*	Press Release dated October 3, 2003

* This exhibit is furnished to, but not filed with, the Commission by inclusion herein.